Chartered Accountants Business Advisers and Consultants

JBE/ALLOYSTE

29 January 2008

The Directors
Alloy Steel International, Inc
PO Box 3087
MALAGA DC WA 6945

Dear Sirs

Alloy Steel International, Inc

We hereby resign as auditors as of the date of this letter.

Very truly Yours

/s/ Grant Thornton (WA) Partnership
GRANT THORNTON (WA) PARTNERSHIP

L1, 10 Kings Park Road
West Perth WA 6005
PO Box 570
West Perth WA 6872

T +61 8 9480 200
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W www.grantthornton.com

Grant Thornton (WA) Partnership
ABN 17 735 344 518
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